EXHIBIT 5.1



                             BKF Capital Group, Inc.
                              One Rockefeller Plaza
                            New York, New York 10020



                                                               December 13, 2001


BKF Capital Group, Inc.
One Rockefeller Plaza
New York, New York 10020

Dear Sirs:

                  I am familiar with the BKF Capital Group, Inc. 1998 Incentive Compensation Plan (the "Plan") under which an aggregate of 3,300,000 shares of common stock, par value $1.00 per share (the "Common Stock"), of BKF Capital Group, Inc., a Delaware corporation (the "Company"), have been authorized for issuance. I have acted as counsel to the Company in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-8 (the "Registration Statement") with respect to the registration under the Act of 2,000,000 shares of Common Stock and the associated common share purchase rights (the "Shares"). In this connection, I have examined such records, documents and proceedings, as I have deemed relevant and necessary as a basis for the opinion expressed herein.

                  Based upon the foregoing, I am of the opinion that the Shares have been duly authorized for issuance by all proper corporate action and, when such Shares are issued in accordance with the terms of the Plan and any conditions or restrictions relating thereto shall have been satisfied, such Shares will be legally issued, fully paid and non-assessable.

                  I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.


                                                Very truly yours,

                                                /s/ Norris Nissim
                                                -----------------
                                                Norris Nissim
                                                Vice President, General
                                                Counsel and Secretary